Exhibit 99.1

For immediate release February 24, 2005	Eric R. Graef Preformed Line Products (440) 473-9249

PREFORMED LINE PRODUCTS ANNOUNCES FINANCIAL RESULTS
FOR THE 2004 FOURTH QUARTER AND FULL YEAR
AND A REGULAR QUARTERLY DIVIDEND

➢	The Company completed the sale of its Japanese joint ventures. One of these was sold in the third quarter of 2004 and the other was sold in the fourth quarter of 2003

➢	Earnings per share for the quarter increased 27% from the fourth quarter of 2003

➢	Excluding a net gain on the sale of the Japanese joint venture in the fourth quarter of 2003, EPS increased 371%

➢	Sales increased 26% in the fourth quarter of 2004 and 19% for the full year 2004

➢	Earnings per share for 2004 increased 196% from 2003

➢	Excluding net gains on the sales of Japanese joint ventures in both years, EPS increased 221% for the full year 2004

Cleveland, Ohio, February 24, 2005 — Preformed Line Products Company (Nasdaq: PLPC) today reported significantly improved financial results for the fourth quarter and the full year ended December 31, 2004.

Net income for the fourth quarter ended December 31, 2004 was $3,806,000, or $.66 per diluted share, compared to $2,976,000, or $.52 per diluted share, for the comparable period in 2003. Included in the 2003 fourth quarter was a net gain of $2,209,000, or $.38 per share, on the sale of the Company’s interest in a Japanese joint venture.

Sales for the quarter of $48,633,000 were 26% higher than sales of $38,679,000 in the fourth quarter of 2003. Currency had a 3% favorable impact on sales in the fourth quarter of 2004.

Net income for the year ended December 31, 2004 was $13,037,000, or $2.25 per diluted share, compared to net income of $4,383,000, or $.76 per diluted share, for 2003. Included in the 2004 net income was a net gain on the sale of a Japanese joint venture of $1,659,000, or $.29 per share. In 2003, the net gain on the sale of a different Japanese joint venture was $883,000, or $.15 per share. Excluding the net gains on the sales of the Japanese joint ventures, earnings were $1.96 per share in 2004, which represented an increase of 221% over earnings of $.61 per share in 2003.

Sales increased 19% to $183,112,000 for the full year 2004 compared with $153,333,000 for 2003. Currency had a 4% favorable impact on sales in 2004. Volume accounted for the majority of the sales growth for the year.

PAGE 2 / PLP ANNOUNCES FOURTH QUARTER RESULTS

Rob Ruhlman, Chairman and Chief Executive Officer said, “The fourth quarter was one of our strongest finishes in the Company’s history. This completed a year in which sales improved in all markets throughout the world. We continue to be challenged by raw material cost increases for steel and petroleum based products. Although we increased selling prices during the year, the price increases have not covered our material cost increases sufficiently to maintain our traditional material margins. Nevertheless, the strong domestic economy is encouraging with respect to opportunities for continued growth.”

The Board of Directors on Wednesday, February 16, 2005 declared a regular quarterly dividend in the amount of $.20 per share on the Company’s common shares, payable April 20, 2005 to shareholders of record at the close of business on April 1, 2005.

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed’s world headquarters are in Cleveland, Ohio, and the Company operates three domestic manufacturing centers located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Mexico, New Zealand, South Africa, Spain and Thailand.

Net income and earnings per share adjusted for non-recurring items for the sales of the Japanese joint ventures are non-GAAP financial measures. The Company believes that both net income and earnings per share as adjusted for exclusion of the net gains on the sales of the Japanese joint ventures assists management and investors in their analysis of the Company’s financial performance when comparing 2003 and 2004 results to each other and prior periods.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company’s products, increases in raw material prices, the Company’s ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading “Forward-Looking Statements” in the Company’s Form 10-K filed with the SEC on March 26, 2004. The Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

	Quarter		Year
Thousands, except per share data	ended December 31,		ended December 31,
	2004	2003	2004	2003

Net sales	$48,633	$38,679	$183,112	$153,333
Cost of products sold	32,705	27,265	123,602	107,366

GROSS PROFIT	15,928	11,414	59,510	45,967

Costs and expenses
Selling	5,022	4,406	18,980	17,092
General and administrative	6,128	4,997	21,160	19,603
Research and engineering	1,343	1,267	5,666	5,210
Other operating (income) expenses — net	(34)	190	(234)	(50)

	12,459	10,860	45,572	41,855

Royalty income — net	286	379	1,889	1,372

OPERATING INCOME	3,755	933	15,827	5,484

Other income (expense)
Interest income	231	143	696	421
Interest expense	(152)	(158)	(429)	(490)
Other expense	(36)	(40)	(145)	(161)

	43	(55)	122	(230)

INCOME BEFORE INCOME TAXES AND EQUITY IN NET INCOME OF JOINT VENTURES	3,798	878	15,949	5,254

Income taxes (benefit)	(8)	1,455	5,268	4,581

NET INCOME (LOSS) BEFORE JOINT VENTURES	3,806	(577)	10,681	673

Equity in net income of joint ventures	—	3,553	2,356	3,710

NET INCOME	$3,806	$2,976	$13,037	$4,383

Net income per share — basic	$0.66	$0.52	$2.27	$0.76

Net income per share — diluted	$0.66	$0.52	$2.25	$0.76

Cash dividends declared per share	$0.20	$0.20	$0.80	$0.80

Average number of shares outstanding — basic	5,715	5,794	5,732	5,783

Average number of shares outstanding — diluted	5,779	5,840	5,789	5,801

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
Thousands of dollars, except share data	2004	2003

ASSETS
Cash and cash equivalents	$29,744	$28,209
Accounts receivable, less allowance of $2,396 ($2,463 in 2003)	29,217	24,225
Inventories-net	36,264	31,113
Deferred income taxes	3,727	3,740
Prepaids and other	2,651	1,692

TOTAL CURRENT ASSETS	101,603	88,979

Property and equipment — net	48,169	47,888
Investments in foreign joint venture	—	2,826
Deferred income taxes	1,213	434
Goodwill — net	2,130	1,929
Patents and other intangibles — net	3,247	3,624
Other assets	2,446	3,290

TOTAL ASSETS	$158,808	$148,970

LIABILITIES AND SHAREHOLDERS’ EQUITY

Notes payable to banks	$735	$1,019
Current portion of long-term debt	1,272	1,884
Trade accounts payable	11,111	7,367
Accrued compensation and amounts withheld from employees	4,879	3,749
Accrued expenses and other liabilities	4,368	4,637
Accrued profit-sharing and pension contributions	3,639	4,159
Dividends payable	1,141	1,163
Income taxes	777	1,650

TOTAL CURRENT LIABILITIES	27,922	25,628

Long-term debt, less current portion	2,362	2,515
Deferred income taxes	187	97

SHAREHOLDERS’ EQUITY
Common shares — $2 par value, 15,000,000 shares authorized, 5,706,713 and 5,814,269 outstanding, net of 491,159 and 377,404 treasury shares at par, respectively	11,413	11,629
Paid in capital	545	472
Retained earnings	128,738	123,022
Accumulated other comprehensive loss	(12,359)	(14,393)

TOTAL SHAREHOLDERS’ EQUITY	128,337	120,730

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$158,808	$148,970